Exhibit 4.k

FIRST AMENDED AND RESTATED U.S.

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT

This FIRST AMENDED AND RESTATED INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (as amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, herein called this “Agreement”) is dated as of February 26, 2003 and amended and restated as of September 1, 2004 among (i) CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, together with its successors and assigns, the “Administrative Agent”) for the Term B Dollar Lenders and Revolving Dollar Lenders from time to time party to the Credit Agreement (as defined below), (ii) CITIBANK INTERNATIONAL PLC, as U.K. administrative agent (in such capacity, together with its successors and assigns, the “U.K. Agent” and together with the Administrative Agent, the “Bank Agents”) for the New Term Euro Lenders and the Revolving Euro Lenders from time to time party to the Credit Agreement, (iii) WELLS FARGO BANK, N.A., as trustee (in such capacity, together with its successors and assigns, the “First Priority Notes Trustee”) for the holders of the First Priority Notes (as defined below) issued under the First Priority Notes Indenture (as defined below), (iv) WELLS FARGO BANK, N.A. (as successor by consolidation to Wells Fargo Bank Minnesota, National Association), as trustee (in such capacity, together with its successors and assigns, the “Second Priority Notes Trustee”) for the holders of Second Priority Notes (as defined below) issued under the Second Priority Notes Indenture (as defined below), (v) WELLS FARGO BANK, N.A. (as successor by consolidation to Wells Fargo Bank Minnesota, National Association), as trustee (in such capacity, together with its successors and assigns, the “Third Priority Notes Trustee”) for the holders of Third Priority Notes (as defined below) issued under the Third Priority Notes Indenture (as defined below), (vi) CITICORP NORTH AMERICA, INC., as U.S. Collateral Agent (as defined below), (vii) CROWN HOLDINGS, INC. (“Crown Holdings”), (viii) CROWN AMERICAS, INC. (f/k/a Crown Cork & Seal Americas, Inc.) (“Crown Usco”), (ix) CROWN CORK & SEAL COMPANY, INC. (“CCSC”), (x) CROWN INTERNATIONAL HOLDINGS, INC. (“Crown International”), (xi) each of the U.S. subsidiaries of Crown Holdings listed on Schedule 1 hereto, and (xii) the other persons who may become parties to this Agreement from time to time pursuant to and in accordance with Section 8 of this Agreement.

R E C I T A L S:

WHEREAS, on February 26, 2003 (the “Original Effective Date”), the Bank Agents, the Second Priority Notes Trustee, the Third Priority Notes Trustee, the U.S. Collateral Agent and the U.S. Pledgors entered into the U.S. Intercreditor and Collateral Agency Agreement (the “Original Agreement”).

WHEREAS, on the Original Effective Date, Crown Usco, Crown European Holdings SA (“Crown Euroco”), the subsidiary borrowers named therein, Crown Holdings, Crown International and CCSC (collectively, the “Loan Parties”) entered into that certain credit agreement (the “Original Credit Agreement”) with the lenders named therein and the Bank Agents.

WHEREAS, on the Original Effective Date, Crown Euroco issued $1.085 billion in aggregate principal amount of Second Priority Dollar Notes and €285 million in aggregate principal amount of Second Priority Euro Notes, in each case under an Indenture dated as of the Original Effective Date among Crown Euroco, the guarantors named therein and the Second Priority Notes Trustee (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “Second Priority Notes Indenture”).

WHEREAS, on the Original Effective Date, Crown Euroco issued $725 million in aggregate principal amount of Third Priority Notes under an Indenture dated as of the Original Effective Date between Crown Euroco, the guarantors named therein and the Third Priority Notes Trustee (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “Third Priority Notes Indenture”).

WHEREAS, on the date hereof, Crown Euroco intends to issue €350.0 million of First Priority Notes under an Indenture dated as of the date hereof among Crown Euroco, the guarantors named therein and the First Priority Notes Trustee (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “First Priority Notes Indenture”), the proceeds of which shall be used (together with the proceeds of the Loans under the Credit Agreement) to refinance (the “Refinancing”) in full all outstanding Term B Loans (as defined in the Original Credit Agreement) and terminate the Obligations and Commitments (each as defined in the Original Credit Agreement) under the Original Credit Agreement.

WHEREAS, pursuant to the terms hereof, on the date hereof, Crown Euroco represents to the U.S. Collateral Agent, the First Priority Notes Trustee, the Second Priority Notes Trustee and the Third Priority Notes Trustee, that the issuance of the First Priority Notes is permitted by the Second Priority Notes Indenture and the Third Priority Notes Indenture and that no consents or approvals are required thereunder.

WHEREAS, simultaneously with the issuance of the First Priority Notes, the Loan Parties intend to enter into a new senior secured credit agreement dated as of the date hereof (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Credit Agreement”, which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement to the extent permitted by the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture and any refinancing or replacement of the Credit Agreement or one or more successor or replacement facilities whether or not with a different group of agents or lenders and whether or not with different obligors upon the Bank Agents’ acknowledgment of the termination of the predecessor Credit Agreement) with the lenders from time to time party thereto (including any Lenders of Additional First Priority Bank Indebtedness (as defined below)) (collectively, the “Lenders”) and the Bank Agents.

WHEREAS, pursuant to the terms hereof, on the date hereof, Crown Usco represents to the U.S. Collateral Agent, the First Priority Notes Trustee, the Second Priority Notes Trustee and the Third Priority Notes Trustee, that the entering into of the Credit Agreement (as defined below) is permitted by the Second Priority Notes Indenture and the Third Priority Notes Indenture and that no consents or approvals are required thereunder.

WHEREAS, on the Original Effective Date, Crown Holdings, Crown International, CCSC, Crown Usco and certain U.S. subsidiaries of each of Crown Usco and CCSC and Crown Holdings set forth on Schedule 1 hereto (collectively, and together with any other subsidiaries which are required by one or more Financing Documents to become U.S. Pledgors, the “U.S. Pledgors”) executed and delivered to the U.S. Collateral Agent the U.S. Shared Pledge Agreement, which secured all of the Obligations under the Financing Documents, and on the date hereof will execute and deliver to the U.S. Collateral Agent an amendment and restatement thereof in the form attached to this Agreement as Exhibit A (as amended, amended and restated, supplemented or otherwise modified from time to time, the “U.S. Shared Pledge Agreement”).

WHEREAS, on the date hereof, Crown Holdings, Crown International, CCSC, Crown Usco and the U.S. Pledgors will execute and deliver to the U.S. Collateral Agent the U.S. Bank Pledge Agreement, which shall secure the Obligations under Bank Indebtedness (as defined below) only (as amended, amended and restated, supplemented or otherwise modified from time to time, the “U.S. Bank Pledge Agreement” and together with the U.S. Shared Pledge Agreement, the “U.S. Pledge Agreements”) in the form attached to this Agreement as Exhibit B.

WHEREAS, on the Original Effective Date, the U.S. Pledgors executed and delivered to the U.S. Collateral Agent a U.S. Security Agreement and on the date hereof, the U.S. Pledgors will execute and deliver to the U.S. Collateral Agent an amendment and restatement thereof in the form attached to this Agreement as Exhibit C (as amended, amended and restated, supplemented or otherwise modified from time to time, the “U.S. Security Agreement”).

WHEREAS, on the date hereof, certain of the U.S. Pledgors will execute and deliver to the U.S. Collateral Agent the first priority mortgages identified on Schedule 2 hereto (the “Initial Mortgages”) and shall from time to time pursuant to the terms of one or more Financing Documents (as defined below) execute and deliver additional mortgages as required by such Financing Documents (the “Additional Mortgages”), in each case encumbering real property interests of the U.S. Pledgors (the Initial Mortgages and the Additional Mortgages, in each case as amended, amended and restated, supplemented or otherwise modified from time to time, are referred to herein as the “Mortgages”).

WHEREAS, it is understood and acknowledged that only the Bank Indebtedness will be secured by the Additional Bank Collateral (as defined below).

WHEREAS, it is contemplated that, to the extent permitted by the Credit Agreement, Crown Holdings or any of its subsidiaries may from time to time enter into one or more Bank Related Hedging Agreements (as defined below) with any counterparty that was a Bank Agent or a Lender or Affiliate thereof or any other Person permitted under the Credit Agreement at the time such Bank Related Hedging Agreement was entered into (individually, a “Bank Related Hedging Exchanger” and, collectively, the “Bank Related Hedging Exchangers”) and it is desired that the obligations of Crown Holdings or any of its subsidiaries under such Bank Related Hedging Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the “Bank Related Hedging Obligations”), be secured by the U.S. Collateral (as defined below) pursuant to the U.S. Security Documents (as defined below); provided that for any Bank Related Hedging Exchanger to receive the benefit of such security, it shall execute and deliver to the U.S. Collateral Agent an acknowledgment to this Agreement (in the form of Annex 1 attached hereto) agreeing to be bound by the terms hereof at any time prior to the payment in full of the First Priority Indebtedness.

WHEREAS, it is contemplated that, to the extent permitted by the Credit Agreement, Crown Holdings or any of its subsidiaries may from time to time enter into one or more Bank Related Cash Management Agreements (as defined below) with any counterparty that was a Bank Agent or a Lender or Affiliate thereof or any other person permitted under the Credit Agreement at the time such Bank Related Cash Management Agreement was entered into (individually, a “Bank Related Cash Management Exchanger” and, collectively, the “Bank Related Cash Management Exchangers”) and it is desired that the obligations of Crown Holdings or any of its subsidiaries under such Bank Related Cash Management Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the “Bank Related Cash Management Obligations”), be secured by the U.S. Collateral pursuant to the U.S. Security Documents; provided that for any Bank Related Cash Management Exchanger to receive the benefit of such security, it shall execute and deliver to the U.S. Collateral Agent an acknowledgment to this Agreement (in the form Annex 2 attached hereto) agreeing to be bound by the terms hereof at any time prior to the payment in full of the First Priority Indebtedness.

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement, Crown Usco and Crown Euroco may incur certain Additional First Priority Bank Indebtedness (as defined below) pursuant to the applicable Credit Documents (as defined below), which Additional First Priority Bank Indebtedness will be secured by the U.S. Collateral pursuant to the U.S. Security Documents and have the priority set forth herein.

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, any U.S. Permitted Issuer may issue certain Additional First Priority Capital Markets Indebtedness (as defined below) pursuant to the applicable Additional First Priority Capital Markets Indebtedness Documents, which Additional First Priority Capital Markets Indebtedness will be secured by the U.S. Collateral pursuant to the U.S. Security Documents and have the priority set forth herein; provided that for any holder of any Additional First Priority Capital Markets Indebtedness to receive the benefit of such security, it shall cause its Additional First Priority Capital Markets Indebtedness Representative to execute and deliver to the U.S. Collateral Agent an acknowledgment to this Agreement (in the form of Annex 3 attached hereto) agreeing to be bound by the terms hereof.

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, any U.S. Permitted Issuer may issue certain Additional Second Priority Indebtedness (as defined below), which Additional Second Priority Indebtedness will be secured by the U.S. Collateral pursuant to the U.S. Security Documents and have the priority set forth herein; provided that for any holder of any Additional Second Priority Indebtedness to receive the benefit of such security it shall cause its Additional Second Priority Indebtedness Representative to execute and deliver to the U.S. Collateral Agent an acknowledgment to this Agreement (in the form of Annex 4 attached hereto) agreeing to be bound by the terms hereof.

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, any U.S. Permitted Issuer may issue certain Additional Third Priority Indebtedness (as defined below), which Additional Third Priority Indebtedness will be secured by the U.S. Collateral pursuant to the U.S. Security Documents and have the priority set forth herein; provided that for any holder of any Additional Third Priority Indebtedness to receive the benefit of such security, it shall cause its Additional Third Priority Indebtedness Representative to execute and deliver to the U.S. Collateral Agent an acknowledgment to this Agreement (in the form of Annex 5 attached hereto) agreeing to be bound by the terms hereof.

WHEREAS, (a) the First Priority Notes Trustee (for its benefit and for the benefit of the respective holders of the First Priority Notes), the Second Priority Notes Trustee (for its benefit and for the benefit of the respective holders of the Second Priority Notes), the Bank Agents (for their benefit and for the benefit of the Lenders and other agents under the Credit Agreement) and the Third Priority Notes Trustee (for its benefit and for the benefit of the holders of the Third Priority Notes), (b) in the event any Bank Related Hedging Obligations are to be secured by the U.S. Security Documents, each Bank Related Hedging Exchanger party to any Bank Related Hedging Agreement, (c) in the event any Bank Related Cash Management Obligations are to be secured by the U.S. Security Documents, each Bank Related Cash Management Exchanger party to any Bank Related Cash Management Agreement, (d) in the event any obligations in respect of Additional First Priority Bank Indebtedness are to be secured by the U.S. Security Documents, the Administrative Agent or the U.K. Administrative Agent in respect of such Additional First Priority Capital Markets Indebtedness (for its benefit and for the benefit of the Lenders of such Additional First Priority Bank Indebtedness), (e) in the event any obligations in respect of any Additional First Priority Capital Markets Indebtedness are to be secured by the U.S. Security Documents, the Additional First Priority Capital Markets Indebtedness Representative in respect of such Additional First Priority Capital Markets Indebtedness (for its benefit and for the benefit of the holders of such Additional First Priority Capital Markets Indebtedness), (f) in the event any obligations in respect of any Additional Second Priority Indebtedness are to be secured by the U.S. Security Documents, the Additional Second Priority Indebtedness Representative in respect of such Additional Second Priority Indebtedness (for its benefit and for the benefit of the holders of such Additional Second Priority Indebtedness) and (g) in the event any obligations in respect of any Additional Third Priority Indebtedness are to be secured by the U.S. Security Documents, the Additional Third Priority Indebtedness Representative in respect of such Additional Third Priority Indebtedness (for its benefit and for the benefit of the holders of such Additional Third Priority Indebtedness) desire to set forth (i) certain additional provisions regarding the appointment, duties and responsibilities of the U.S. Collateral Agent and to set forth certain other provisions concerning the obligations of the U.S. Pledgors to the U.S. Secured Parties under the agreements referred to in the foregoing recitals and (ii) their agreement as to decisions relating to the exercise of remedies under the U.S. Security Documents and certain limitations on the exercise of such remedies.

WHEREAS, pursuant to Section 10(b) of the Original Agreement, the parties hereto are entering into this Agreement in order to amend and restate the Original Agreement to add appropriate references to the Credit Agreement and the First Priority Notes.

A G R E E M E N T

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions.

The following capitalized terms used herein and not otherwise defined herein shall have the definitions set forth below. Terms not defined herein shall have the meanings ascribed to them in the Credit Agreement.

“Additional Bank Collateral” means the capital stock of each U.S. subsidiary of Crown Holdings (other than CCSC) and 65% of the capital stock of each first tier non-U.S. subsidiary of any U.S. subsidiary of Crown Holdings pledged to the U.S. Collateral Agent for the benefit of the Lenders under the Credit Agreement, any Bank Related Hedging Exchanger and any Bank Related Cash Management Exchanger.

“Additional First Priority Bank Indebtedness” means (i) New Term Dollar Loans (as defined in the Credit Agreement) incurred by Crown Usco and/or Crown Euroco and (ii) Additional Revolving LC Loans (as defined in the Credit Agreement) incurred by Crown Usco, in each case, pursuant to the Credit Agreement, which indebtedness is secured by a first priority Lien in the manner described herein on the U.S. Collateral.

“Additional First Priority Capital Markets Indebtedness” means any unsubordinated indebtedness issued by a U.S. Permitted Issuer after the date hereof and not owed to Crown Holdings or any of its subsidiaries (other than Additional First Priority Bank Indebtedness) to the extent permitted to be incurred by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, which indebtedness is secured by a first priority Lien in the manner described herein on the U.S. Collateral.

“Additional First Priority Capital Markets Indebtedness Documents” means any indenture, debenture, note, guaranty, purchase agreement or other document executed by Crown Euroco or any other U.S. Pledgor in connection with the issuance of any such Additional First Priority Capital Markets Indebtedness.

“Additional First Priority Capital Markets Indebtedness Representative” means any trustee or similar representative of the holders of any Additional First Priority Capital Markets Indebtedness.

“Additional Second Priority Indebtedness” means unsubordinated indebtedness issued or incurred by a U.S. Permitted Issuer after the Original Effective Date and not owed to Crown Holdings or any of its subsidiaries, to the extent permitted to be incurred by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, which indebtedness is secured by a second priority Lien that is subject and subordinated to the Liens securing the First Priority Indebtedness in the manner described herein on the U.S. Collateral.

“Additional Second Priority Indebtedness Documents” means any indenture, debenture, note, guaranty, loan agreement, credit agreement, purchase agreement or other document executed by a U.S. Permitted Issuer or any other U.S. Pledgor in connection with the issuance of any such Additional Second Priority Indebtedness.

“Additional Second Priority Indebtedness Representative” means any trustee or similar representative of the holders of any Additional Second Priority Indebtedness.

“Additional Third Priority Indebtedness” means unsubordinated indebtedness issued or incurred by a U.S. Permitted Issuer after the Original Effective Date and not owed to Crown Holdings or any of its subsidiaries, to the extent permitted to be incurred by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, which indebtedness is secured by a third priority Lien that is subject and subordinated to the Liens securing the First Priority Indebtedness and Second Priority Indebtedness in the manner described herein on the U.S. Collateral.

“Additional Third Priority Indebtedness Documents” means any indenture, debenture, note, guaranty, loan agreement, credit agreement, purchase agreement or other document executed by a U.S. Permitted Issuer or any U.S. Pledgor in connection with the issuance of any Additional Third Priority Indebtedness.

“Additional Third Priority Indebtedness Representative” means any trustee or similar representative of the holders of any Additional Third Priority Indebtedness.

“Affiliate” of any person means any other person which, directly or indirectly, controls, is controlled by or is under common control with such person.

“Bank Indebtedness” means (i) the Obligations of the Obligors under the Credit Documents (including Obligations in respect of Additional First Priority Bank Indebtedness) and (ii) the Obligations of the Obligors under the Bank Related Debt Agreements.

“Bank Indebtedness Documents” means (i) the Credit Documents and (ii) the Bank Related Debt Agreements.

“Bank Related Cash Management Agreements” means agreements of Crown Holdings or any of its subsidiaries arising from treasury, depository and cash management services provided by one or more persons that is a Bank Agent or a Lender or an Affiliate thereof or any other person permitted under the Credit Agreement at the time that such Bank Related Cash Management Agreement was entered into.

“Bank Related Debt” means, collectively, the Bank Related Cash Management Obligations and the Bank Related Hedging Obligations.

“Bank Related Debt Agreements” means, collectively, the Bank Related Cash Management Agreements and the Bank Related Hedging Agreements.

“Bank Related Hedging Agreements” means, collectively, each Hedging Agreement of Crown Holdings or any of its subsidiaries entered into with any counterparty that is a Bank Agent or a Lender or an Affiliate thereof or any other Person permitted under the Credit Agreement at the time such Hedging Agreement was entered into.

“Bankruptcy Code” means Title 11, United States Code, or any similar Federal or state or non-U.S. law or statute for the supervision, administration or relief of debtors, including, without limitation, bankruptcy or insolvency laws.

“Credit Documents” means the Credit Agreement, each guaranty of the Obligations thereunder by a U.S. Pledgor and any other document executed by Crown Holdings or any of its subsidiaries in connection with the Credit Agreement (including, without limitation, any Joinder Agreement (as defined in the Credit Agreement) or any other documents executed or delivered with respect to any Additional First Priority Bank Indebtedness and the U.S. Security Documents), in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Euro Intercreditor Agreement” means the First Amended and Restated Euro Intercreditor and Collateral Agency Agreement dated as of the date hereof among Citicorp Trustee Company Limited, as Euro Collateral Agent, the U.K. Administrative Agent, the First Priority Notes Trustee, the Second Priority Notes Trustee and the Third Priority Notes Trustee and the other persons that become parties thereto after the date hereof, as amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Existing Unsecured Debt” means each of the following to the extent outstanding on the date hereof: (i) $300.0 million 8 3/8% Notes due 2005 of CCSC issued under the 1995 Indenture; (ii) $200.0 million 8% Debentures due 2023 of CCSC issued under the 1993 Indenture; (iii) $350.0 million 7 3/8% Debentures due 2026 of CCSC issued under the 1996 Indenture; (iv) $150.0 million 7 1/2% Debentures due 2096 of CCSC issued under the 1996 Indenture; (v) $300.0 million 7% Notes due 2006 of Crown Cork & Seal Finance PLC issued under the 1996 Indenture; and (vi) €300.0 million 6% Senior Notes due 2004 of Crown Finance S.A. issued under the Fiscal and Paying Agency Agreement dated as of December 6, 1999 among CCSC, Crown Finance S.A. and Citibank, N.A., as paying agent.

“Financing Documents” means, collectively, the Credit Documents, the First Priority Notes Documents, the Second Priority Notes Documents, the Third Priority Notes Documents, the Bank Hedging Agreements, the Bank Related Cash Management Agreements, the Additional First Priority Capital Markets Indebtedness Documents, the Additional Second Priority Indebtedness Documents and the Additional Third Priority Indebtedness Documents.

“First Priority Agents” means, collectively, the First Priority Notes Trustee and any Additional First Priority Capital Markets Indebtedness Representative.

“First Priority Capital Markets Indebtedness” means (i) the Obligations of the Obligors under the First Priority Notes Documents and (ii) the Obligations of the Obligors in respect of Additional First Priority Capital Markets Indebtedness issued under the applicable Additional First Priority Capital Markets Indebtedness Documents.

“First Priority Capital Markets Indebtedness Documents” means, collectively, the First Priority Notes Documents and the Additional First Priority Indebtedness Capital Markets Documents.

“First Priority Indebtedness” means (i) the Obligations of the Obligors under the Credit Documents (including Obligations in respect of Additional Bank Indebtedness), (ii) the Obligations of the Obligors under the First Priority Notes Documents, (iii) the Obligations of the Obligors under the Bank Related Debt Agreements and (iv) the Obligations of the Obligors under any Additional First Priority Capital Markets Indebtedness Documents.

“First Priority Indebtedness Documents” means, collectively, the Bank Indebtedness Documents and the First Priority Capital Markets Indebtedness Documents.

“First Priority Notes” means (i) the €350.0 million in aggregate principal amount of 6 1/4% First Priority Senior Secured Notes due 2011 of Crown Euroco issued on the date hereof and any exchange notes which are issued in a registered exchange offer for such notes and (ii) any additional 6 1/4% First Priority Senior Secured Notes due 2011, to the extent that the issuance of such notes is permitted by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, and any exchange notes which are issued in a registered exchange offer for such notes, in each case issued under the First Priority Notes Indenture.

“First Priority Notes Documents” means the First Priority Notes Indenture, the First Priority Notes, each guaranty of the Obligations thereunder and any other document executed by Crown Holdings or any of its subsidiaries in connection with the issuance of the First Priority Notes, in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, as permitted by the Credit Agreement.

“Global Participation Agreement” means the First Amended and Restated Global Participation and Proceeds Sharing Agreement dated as of the date hereof among the Bank Agents, the First Priority Notes Trustee, the Second Priority Notes Trustee, the Third Priority Notes Trustee, the U.S. Collateral Agent on behalf of the U.S. Secured Parties and the Euro Collateral Agent (as defined in the Euro Intercreditor Agreement) on behalf of the Euro Secured Parties (as defined in the Euro Intercreditor Agreement) and the Sharing Agent named therein and the other persons that become party thereto after the date hereof, as amended, amended and restated, supplemented, replaced or otherwise modified from time to time.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement or similar agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, assignment, hypothecation or security interest in or on such asset or any filing of any financing statement under the UCC as in effect in the applicable state or jurisdiction or any similar notice or lien under any similar notice or recording statute of any governmental authority, in each of the foregoing cases whether voluntary or imposed by law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and (d) any other agreement intended to create any of the foregoing.

“1993 Indenture” means the Indenture dated as of April 1, 1993 between CCSC and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee.

“1995 Indenture” means the Indenture dated as of January 15, 1995 between CCSC and Bank One Trust Company, NA, as successor to Chemical Bank, as trustee.

“1996 Indenture” means the Indenture dated as of December 17, 1996 among CCSC, Crown Cork & Seal Finance PLC, Crown Cork & Seal Finance, S.A. and The Bank of New York, as trustee.

“Obligations” shall mean, with respect to any of the Financing Documents, any and all obligations, liabilities and indebtedness of every kind, nature and description (whether or not constituting future advances or otherwise) from time to time owing by, or on behalf of, any Obligor or any of its subsidiaries under, or in connection with, such Financing Documents, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, evidenced by or arising under any of such Financing Documents whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of such Financing Documents, or after the commencement of any case with respect to any Obligor or any of its subsidiaries under the Bankruptcy Code (at the rate provided for in the relevant Financing Documents) (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired.

“Obligors” means each of Crown Holdings, CCSC, Crown International, Crown Usco, Crown Euroco, each Subsidiary Borrower (as defined in the Credit Agreement), each of the U.S. Pledgors and any other obligor under any Financing Documents.

“Principal Property” has the meaning given to such term under the indentures, agreements and instruments governing the Existing Unsecured Debt, as such indentures, agreements and instruments are in effect on the Original Effective Date.

“Restricted Securities” shall mean any shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by Crown Holdings or any Restricted Subsidiary.

“Restricted Subsidiary” means any subsidiary of Crown Holdings that would be considered a “Restricted Subsidiary” under (and as defined in) any indenture, agreement or instrument governing or evidencing any Existing Unsecured Debt, as such indenture, agreement or instrument is in effect on the Original Effective Date.

“Second Priority Agents” means, collectively, the Second Priority Notes Trustee and any Additional Second Priority Indebtedness Representative.

“Second Priority Dollar Notes” means (i) the $1.085 billion in aggregate principal amount of 9 1/2% Second Priority Senior Secured Notes due 2011 of Crown Euroco issued on the Original Effective Date and any exchange notes which were issued in a registered exchange offer for such notes and (ii) any additional 9 1/2% Second Priority Senior Secured Notes due 2011 of Crown Euroco, to the extent that the issuance of such notes is permitted by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, and any exchange notes which are issued in a registered exchange offer for such notes, in each case issued under the Second Priority Notes Indenture.

“Second Priority Euro Notes” means (i) the €285 million in aggregate principal amount of 10 1/4% Second Priority Senior Secured Notes due 2011 of Crown Euroco issued on the Original Effective Date and any exchange notes which were issued in a registered exchange offer for such notes and (ii) any additional 10 1/4% Second Priority Senior Secured Notes due 2011, to the extent that the issuance of such notes is permitted by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, and any exchange notes which are issued in a registered exchange offer for such notes, in each case issued under the Second Priority Notes Indenture.

“Second Priority Indebtedness” means (i) the Obligations of the Obligors under the Second Priority Notes Documents and (ii) the Obligations of the Obligors under any Additional Second Priority Indebtedness Documents.

“Second Priority Indebtedness Documents” means, collectively, the Second Priority Notes Documents and the Additional Second Priority Indebtedness Documents.

“Second Priority Notes” means, collectively, the Second Priority Dollar Notes and the Second Priority Euro Notes.

“Second Priority Notes Documents” means the Second Priority Notes Indenture, the Second Priority Notes, each guaranty of the Obligations thereunder and any other document executed by Crown Holdings or any of its subsidiaries in connection with the issuance of the Second Priority Notes, in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, as permitted by the Credit Agreement.

“Third Priority Agents” means, collectively, the Third Priority Notes Trustee and any Additional Third Priority Indebtedness Representative.

“Third Priority Indebtedness” means (i) the Obligations the Obligors under the Third Priority Notes Documents and (ii) the Obligations of the Obligors under any Additional Third Priority Indebtedness Documents.

“Third Priority Indebtedness Documents” means, collectively, the Third Priority Notes Documents and the Additional Third Priority Indebtedness Documents.

“Third Priority Notes” means (i) the $725 million in aggregate principal amount of 10 7/8% Third Priority Senior Secured Notes due 2013 of Crown Euroco issued on the Original Effective Date and any exchange notes which were issued in a registered exchange offer for such notes and (ii) any additional 10 7/8% Third Priority Senior Secured Notes due 2013 of Crown Euroco, to the extent that the issuance of such notes is permitted by the Credit Agreement, the First Priority Notes Indenture, the Second Priority Notes Indenture and the Third Priority Notes Indenture, and any exchange notes which are issued in a registered exchange offer for such notes, in each case issued under the Third Priority Notes Indenture.

“Third Priority Notes Documents” means the Third Priority Notes Indenture, the Third Priority Notes, each guaranty of the Obligations thereunder and any other document executed by Crown Holdings or any of its subsidiaries in connection with the issuance of the Third Priority Notes, in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, as permitted by the Credit Agreement.

“U.S. Collateral” means all collateral from time to time pledged or subject to or purported to be pledged or subject to the Lien of the U.S. Security Documents (whether or not such Lien is determined to be unperfected or subject to avoidance), including any Additional Bank Collateral.

“U.S. Permitted Issuer” means Crown Holdings, Crown International, Crown Usco or any other Guarantor (as defined in the Credit Agreement) (other than CCSC) that is not a Subsidiary of Crown Usco, or any direct special purpose finance Subsidiary thereof formed solely to be the issuer of any Refinancing Plan Indebtedness (as defined in the Credit Agreement); provided that such person becomes a Loan Party (as defined in the Credit Agreement) and complies with Section 5.11 of the Credit Agreement.

“U.S. Security Documents” means the U.S. Pledge Agreements, the U.S. Security Agreement, the Mortgages and each other security agreement or other instrument or document (including, without limitation, any Additional Mortgages) executed and delivered pursuant to one or more Financing Documents encumbering U.S. assets of any U.S. Pledgor (including the Additional Bank Collateral).

Section 2. Appointment as U.S. Collateral Agent.

The Bank Agents, the First Priority Notes Trustee, the Second Priority Notes Trustee and the Third Priority Notes Trustee each hereby irrevocably and unconditionally appoints, and each Bank Related Hedging Exchanger, Bank Related Cash Management Exchanger, Additional First Priority Capital Markets Indebtedness Representative, Additional Second Priority Indebtedness Representative and Additional Third Priority Indebtedness Representative (each such party, a “U.S. Secured Party”) signing an acknowledgment hereto, by such signing, irrevocably and unconditionally appoints, Citicorp North America, Inc. to serve as collateral agent and representative of each such U.S. Secured Party under each of the U.S. Security Documents (in such capacity, together with its successors in such capacity, the “U.S. Collateral Agent”) and irrevocably and unconditionally authorizes the U.S. Collateral Agent to act as agent for the U.S. Secured Parties for the purpose of executing and delivering, on behalf of all such U.S. Secured Parties, the U.S. Security Documents and the Global Participation Agreement and any other documents or instruments related thereto or necessary or, as determined by the U.S. Collateral Agent (acting on the instructions of the Requisite Obligees), desirable to perfect the Liens granted to the U.S. Collateral Agent thereunder and, subject to the provisions of this Agreement, for the purpose of enforcing the U.S. Secured Parties’ rights in respect of the U.S. Collateral and the obligations of the U.S. Pledgors under the U.S. Security Documents, and for the purpose of, or in connection with, releasing the obligations of the U.S. Pledgors under the U.S. Security Documents in accordance with the terms of the Financing Documents.

Without limiting the generality of the foregoing, the U.S. Collateral Agent is further hereby appointed as agent for each of the U.S. Secured Parties to hold the Liens on the U.S. Collateral granted pursuant to the U.S. Security Documents with, subject to Section 3, sole authority to exercise remedies under the U.S. Security Documents. The U.S. Collateral

Agent is hereby authorized to act as mortgagee under all Mortgages, beneficiary under all deeds of trust and as U.S. Secured Party under the applicable U.S. Security Agreement and U.S. Pledge Agreement and each other U.S. Security Document and to follow the instructions provided to it under this Agreement.

Section 3. Decisions Relating to Exercise of Remedies Vested in Requisite Obligees.

(a) The U.S. Collateral Agent may take such actions under the U.S. Security Documents as it may, in its sole discretion, deem necessary or appropriate under the circumstances. Subject to Section 3(f), the U.S. Collateral Agent agrees to make such demands and give such notices under the U.S. Security Documents as the Requisite Obligees may request, and to take such action to amend or modify or enforce the U.S. Security Documents and to foreclose upon, collect and dispose of the U.S. Collateral or any portion thereof as may be directed by Requisite Obligees.

For purposes of this Agreement, “Requisite Obligees” means, for purposes of directing the U.S. Collateral Agent with respect to any of the foregoing actions to be taken pursuant to any of the U.S. Security Documents, the Bank Agents (including on behalf of any Lenders of Additional First Priority Bank Indebtedness); provided that if the Obligations under the Credit Documents and Bank Related Debt have been indefeasibly paid in full in cash without any refinancing thereof through the incurrence of indebtedness having a Lien on any U.S. Collateral and the Credit Agreement and all letters of credit thereunder and the Bank Related Debt Agreements have terminated, “Requisite Obligees” shall mean (1) the First Priority Notes Trustee until all First Priority Capital Markets Indebtedness shall have been indefeasibly paid in full without any refinancing thereof through the incurrence of indebtedness having a Lien on any U.S. Collateral and the First Priority Capital Markets Indebtedness Documents have terminated, (2) thereafter, the Second Priority Notes Trustee until all Second Priority Indebtedness shall have been indefeasibly paid in full without any refinancing thereof through the incurrence of indebtedness having a Lien on any U.S. Collateral and the Second Priority Indebtedness Documents have terminated and (3) thereafter, the Third Priority Notes Trustee; provided, further, that for purposes of directing the U.S. Collateral Agent with respect to Additional Bank Collateral, Requisite Obligees shall mean the Bank Agents in all cases.

The U.S. Collateral Agent shall not be required to take any action that it believes is contrary to law or to the terms of this Agreement or any of the U.S. Security Documents or which it believes would subject it or any of its officers, employees or directors to liability, and the U.S. Collateral Agent shall not be required to take any action under this Agreement or any of the U.S. Security Documents, unless and until the U.S. Collateral Agent shall receive additional indemnities to its satisfaction from the U.S. Secured Parties (or the holders represented thereby) against any and all losses, costs, expenses or liabilities in connection therewith.

(b) Each U.S. Secured Party executing this Agreement or an acknowledgment hereto agrees that (i) the U.S. Collateral Agent may act as the Requisite Obligees may request (regardless of whether any U.S. Secured Party or any holder represented thereby agrees, disagrees or abstains with respect to such request), (ii) the U.S. Collateral Agent shall have no liability for acting in accordance with such request (provided such action does not, on its face, conflict with the express terms of this Agreement (or such term has been waived in accordance with the terms hereof)) and (iii) no U.S. Secured Party or any holder represented thereby shall have any liability to any other U.S. Secured Party or any holder represented thereby for any such request. The U.S. Collateral Agent shall give prompt notice to all U.S. Secured Parties of actions taken pursuant to the instructions of Requisite Obligees; provided, however, that the failure to give any such notice shall not impair the right of the U.S. Collateral Agent to take any such action or the validity or enforceability under this Agreement or the applicable U.S. Security Document of the action so taken or create a cause of action against the U.S. Collateral Agent.

(c) Each U.S. Secured Party agrees that unless and until such U.S. Secured Party is entitled to give direction to the U.S. Collateral Agent pursuant to Section 3(a) with respect to a U.S. Security Document, the only right of such U.S. Secured Party under the U.S. Security Documents is for the Obligations owing to such Secured Party to be secured by the U.S. Collateral, and to receive a share of the Proceeds of such U.S. Collateral, if any, as and when provided in the U.S. Security Documents and Section 4 and Section 5 hereof.

(d) Notwithstanding anything to the contrary set forth in any of the Financing Documents or contained herein and irrespective of:

(i) the time, order or method of creation, attachment or perfection of the respective security interests and/or Liens granted to the U.S. Collateral Agent for the benefit of the U.S. Secured Parties in or on any or all of the property or assets of the Obligors and their respective subsidiaries,

(ii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any U.S. Collateral,

(iii) whether any U.S. Secured Party or any bailee or agent thereof holds possession of any or all of the property or assets of any U.S. Pledgor,

(iv) the dating, execution or delivery of any agreement, document or instrument granting any U.S. Secured Party security interests and/or Liens in or on any or all of the property or assets of any U.S. Pledgor,

(v) the giving or failure to give notice of the acquisition or expected acquisition of any purchase money or other security interest and

(vi) the rules for determining priority under the UCC or any other law or rule governing the relative priorities of secured creditors,

(I) any security interest in any U.S. Collateral heretofore or hereafter granted or purported to be granted to secure any Obligations in respect of First Priority Indebtedness pursuant to any U.S. Security Document or otherwise has and, except as provided in Section 3(i), shall have priority, to the extent of any such unpaid Obligations under First Priority Indebtedness, over any security interest in such U.S. Collateral granted to secure any Obligations in respect of Second Priority Indebtedness and Third Priority Indebtedness, and any Lien or security interest in the U.S. Collateral held by or for the benefit of the holders of Second Priority Indebtedness and Third Priority Indebtedness shall be in all respects and for all purposes junior to and subordinated to all Liens and security interests in the U.S. Collateral held by or for the benefit of holders of First Priority Indebtedness; and (II) any security interest in any U.S. Collateral heretofore or hereafter granted to secure any Obligations in respect of Second Priority Indebtedness pursuant to any U.S. Security Document or otherwise has and, except as provided in Section 3(i), shall have priority, to the extent of any such unpaid Obligations under Second Priority Indebtedness, over any security interest in such U.S. Collateral granted to secure any Obligations in respect of Third Priority Indebtedness, and any Lien or security interest in the U.S. Collateral held by or for the benefit of the holders of Third Priority Indebtedness shall be in all respects and for all purposes junior to and subordinated to all Liens and security interests in the U.S. Collateral held by or for the benefit of holders of Second Priority Indebtedness.

(e) The U.S. Collateral Agent may at any time request directions from the Requisite Obligees with respect to the U.S. Security Documents as to any course of action or other matter relating hereto or to any U.S. Security Document. Except as set forth in Section 3(f) below, directions given by Requisite Obligees to the U.S. Collateral Agent hereunder shall be binding on all U.S. Secured Parties for all purposes.

(f) (i) Subject to the application of Proceeds (as defined below) pursuant to Section 4, (A) the U.S. Collateral Agent may release the Lien of the U.S. Security Documents against any portion or all of the U.S. Collateral, to the extent approved by the Requisite Obligees, and (B) the U.S. Collateral Agent shall release the Lien of the U.S. Security Documents against all of the U.S. Collateral and terminate the U.S. Security Documents after all Bank Indebtedness has been repaid in full and the Bank Indebtedness Documents have been terminated; provided, however, that (I) no such release under clause (A) of this sentence (other than (a) a release permitted by Section 3(f)(ii) and (b) a release in connection with the foreclosure, sale or disposition of U.S. Collateral by the U.S. Collateral Agent hereunder in connection with the enforcement of rights and exercise of remedies in respect of such U.S.

Collateral) of U.S. Collateral that is not Additional Bank Collateral shall be effective against any First Priority Agent or any holder of First Priority Capital Markets Indebtedness if such First Priority Agent or any holder of First Priority Capital Markets Indebtedness shall have delivered a notice to the U.S. Collateral Agent not later than one Business Day prior to the date of release that a default or event of default shall have occurred and be continuing under such applicable First Priority Capital Markets Indebtedness Document as of the time of such proposed release, unless such First Priority Agent, consents to such release, (II) no such release (other than (a) a release permitted by Section 3(f)(ii) and (b) a release in connection with the foreclosure, sale or disposition of U.S. Collateral by the U.S. Collateral Agent hereunder in connection with the enforcement of rights and exercise of remedies in respect of such U.S. Collateral) of U.S. Collateral that is not Additional Bank Collateral shall be effective against any Second Priority Agent or any holder of Second Priority Indebtedness if any Second Priority Agent or any holder of Second Priority Indebtedness shall have delivered a notice to the U.S. Collateral Agent not later than one Business Day prior to the date of release that a default or event of default shall have occurred and be continuing under any Second Priority Indebtedness Document as of the time of such proposed release, unless such Second Priority Agent consents to such release, and (III) no such release (other than (a) a release permitted by Section 3(f)(ii) and (b) a release in connection with the foreclosure, sale or disposition of U.S. Collateral by the U.S. Collateral Agent hereunder in connection with the enforcement of rights and exercise of remedies in respect of such U.S. Collateral) shall be effective against any Third Priority Agent or any holder of Third Priority Indebtedness if any Third Priority Agent or any holder of Third Priority Indebtedness shall have delivered a notice to the U.S. Collateral Agent not later than one Business Day prior to date of release that a default or event of default shall have occurred and be continuing under any Third Priority Indebtedness Document as of the time of such release, unless such Third Priority Agent consents to such release.

(ii) Subject to the application of Proceeds pursuant to Section 4, upon any (A) sale or other transfer of any U.S. Collateral, or (B) the sale or transfer of Equity Interests of any U.S. Pledgor resulting in such U.S. Pledgor ceasing to be a Subsidiary, in each case to any Person that is not a U.S. Pledgor or Affiliate (other than in the case of clause (A) only, a Receivables Subsidiary (as defined in the Credit Agreement)) and such sale or transfer is not prohibited by, in the case of U.S. Collateral that is not Additional Bank Collateral, the Financing Documents, and in the case of Additional Bank Collateral, the Credit Agreement, the Lien of the U.S. Security Documents on such U.S. Collateral, or the Lien of the U.S. Security Documents on the U.S. Collateral owned by such U.S. Pledgor, as applicable, shall be released without recourse or warranty; provided, that the U.S. Collateral Agent may request, and shall be entitled to rely upon, an officer’s certificate of such U.S. Pledgor stating that such sale or transfer is not prohibited by the Financing Documents or the Credit Agreement, as applicable. In connection with such release, the U.S. Collateral Agent shall execute and deliver to any U.S. Pledgor, at such U.S. Pledgor’s expense, all documents that such U.S. Pledgor shall reasonably request to evidence such termination or release.

(iii) Notwithstanding anything to the contrary in this Section 3(f), (x) any release of U.S. Collateral under the U.S. Security Documents shall be a release of such U.S. Collateral with respect to each U.S. Secured Party and (y) if any Lien in any U.S. Collateral (other than Additional Bank Collateral) previously released pursuant to Section 3(f))(i) is subsequently granted to any U.S. Secured Party, and such Lien does not otherwise comply with Section 4.11 of the First Priority Notes Indenture, Section 4.11 of the Second Priority Notes Indenture and Section 4.11 of the Third Priority Notes Indenture, such Lien must be granted to each of the U.S. Secured Parties to the extent required under the applicable Financing Documents, subject to the relative priorities set forth in this Agreement.

(g) Each U.S. Secured Party agrees that no U.S. Secured Party shall have any right to, and agrees that it shall not, take any action whatsoever to enforce any term or provision of any U.S. Security Document or to enforce any of its rights in respect of the U.S. Collateral (whether arising under any Financing Document, operation of law, statute or otherwise), it being understood that all rights and remedies under the U.S. Security Documents shall be enforced and executed exclusively by the U.S. Collateral Agent pursuant to this Agreement. Without limiting any of the foregoing, each U.S. Secured Party irrevocably and unconditionally agrees that so long as any of the Obligations in respect of the Bank Indebtedness Documents have not been indefeasibly paid in full in cash without any refinancing thereof through the incurrence of indebtedness, in any case under the Bankruptcy Code with respect to any Obligor or any of their subsidiaries, all other U.S. Secured Parties (other than the Bank Agents) (i) shall not contest any request by the First Priority Agents or U.S. Collateral Agent for adequate protection or relief from the automatic stay and (ii) shall waive any rights (A) to seek relief from the automatic stay or to seek adequate protection, (B) to object to any claim by a trustee under Section 506(c) of the Bankruptcy Code to the extent that the Requisite Obligees have not objected to such claim, (C) to object to any election or failure to elect by the holders of Obligations under the First Priority Indebtedness Documents (other than the Bank Related Debt Agreements) under Section 1111(b) of the Bankruptcy Code or (D) to object to a borrowing or grant of security interest or an administrative claim by any U.S. Pledgor pursuant to Section 364 of the Bankruptcy Code.

In the event of any dissolution, winding-up, liquidation or reorganization of any Obligor or any of their subsidiaries (whether in bankruptcy, insolvency, administration or receivership proceedings, voluntary or involuntary, or upon a general assignment for the benefit of creditors or any other marshaling of the assets of any Obligor or any of their subsidiaries or any other similar remedy or otherwise) tending towards liquidation of the business and assets of such Obligor or any of its subsidiaries, if any First Priority Agent, any Second Priority Agent or any Third Priority Agent does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the U.S. Collateral Agent shall have the right (but not the obligation) to file and is hereby authorized and empowered, and irrevocably appointed as attorney-in-fact, to file an appropriate claim for and on behalf of the holders of such indebtedness. In addition, in connection with any plan proposed by the Bank Agents that is consistent with the terms of this Agreement, each First Priority Agent, each Second Priority Agent and each Third Priority Agent agrees to vote its claim to approve such plan.

Each U.S. Secured Party agrees that (i) it will provide notices (such notices to be provided in writing and contemporaneously with any notice provided to any Obligor, to each other U.S. Secured Party and the U.S. Collateral Agent with respect to the acceleration of its respective indebtedness; provided, however, that the failure to give any such notice to the other U.S. Secured Party shall not affect the effectiveness of any notice given to any Obligor or the validity of this Agreement or create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party); (ii) the U.S. Secured Parties will not contest each other’s security interest in and/or Liens granted for the benefit of any or all of the U.S. Secured Parties in or on any or all of the property or assets of any Obligor or any of its subsidiaries (including, without limitation, in respect of the Liens of the Bank Agents and Lenders in the Additional Bank Collateral) or contest the validity of the documents governing their respective security interests and Liens or assert a claim inconsistent with the terms of this Agreement; and (iii) in a bankruptcy or insolvency proceeding, the Requisite Obligees may consent to the use of cash collateral in their sole discretion.

Each U.S. Secured Party waives any and all rights to (i) require the U.S. Collateral Agent to marshal any property or assets of the U.S. Pledgors or to resort to any of the property or assets of the U.S. Pledgors in any particular order or manner and (ii) require the U.S. Collateral Agent to enforce any guaranty or any security interest or Lien to secure the payment of any or all Obligations as a condition precedent or concurrent to taking any action against or with respect to the U.S. Collateral.

(h) It is understood and agreed that the Additional Bank Collateral shall only secure Obligations under Bank Indebtedness and is for the benefit of the Bank Agents on behalf of the Lenders and any Bank Related Hedging Exchanger and any Bank Related Cash Management Exchanger. Each U.S. Secured Party (other than the Bank Agents on behalf of the Lenders and agents under the Credit Agreement, any Bank Related Hedging Exchanger and any Bank Related Cash Management Exchanger) acknowledges and agrees that it has no Lien on the Additional Bank Collateral.

If any U.S. Collateral (other than any pledge of capital stock pursuant to the U.S. Shared Pledge Agreement) constitutes a “security”, as defined under the U.S. Securities Act of 1933, as amended (the “Securities Act”), then the amount realizable with respect to any single such security upon any exercise of remedies by the holders of First Priority Capital Markets Indebtedness, Second Priority Indebtedness or Third Priority Indebtedness shall be limited to the amount necessary such that the issuer of such security shall not be required to prepare separate audited financial statements under the applicable rules or regulations of the United States Securities and Exchange Commission; provided, however, that this sentence shall not limit the Obligations secured or amount realizable under Bank Indebtedness.

(i) Notwithstanding anything to the contrary in this Agreement or the U.S. Security Documents, if any Existing Unsecured Debt is required to be secured by Principal Property or Restricted Securities (to the extent such Restricted Securities constitute U.S. Collateral under the U.S. Security Documents) due to the triggering of a negative pledge covenant in any indenture pursuant to which such Existing Unsecured Debt is issued, the First Priority Indebtedness, Second Priority Indebtedness and Third Priority Indebtedness shall be secured equally and ratably (except in the case of Additional Bank Collateral which shall secure only Bank Indebtedness) with such Existing Unsecured Debt with respect to the Lien of such Existing Unsecured Debt on such Principal Property or Restricted Securities to the extent such Restricted Securities constitute U.S. Collateral under the U.S. Security Documents for so long as such Existing Unsecured Debt is so secured.

Section 4. Application of Proceeds.

(a) Any and all amounts actually received by the U.S. Collateral Agent in connection with the enforcement of the U.S. Security Documents, including the proceeds of any collection, sale or other disposition of the U.S. Collateral or any portion thereof (collectively, “Proceeds”), shall be applied promptly by the U.S. Collateral Agent, subject to the terms of the Global Participation Agreement, as follows:

First, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to the U.S. Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the U.S. Collateral Agent in connection therewith and all amounts for which U.S. Collateral Agent is entitled to indemnification hereunder, and to the payment of all costs and expenses paid or incurred by U.S. Collateral Agent in connection with the exercise of any right or remedy hereunder;

Second, to the payment of the Obligations in respect of First Priority Indebtedness (including any deposits into a collateral account for outstanding letters of credit under the Credit Agreement, provided that if such letters of credit expire without being fully drawn, then at that time, such excess amounts shall be applied as provided in this Section 4 to then outstanding Obligations in respect of First Priority Indebtedness) for the ratable benefit of the holders thereof;

Third, only after indefeasible payment in full of all Obligations in respect of First Priority Indebtedness and the First Priority Indebtedness Documents have terminated and the letters of credit under the Credit Agreement have been canceled, to the payment of Obligations in respect of Second Priority Indebtedness for the ratable benefit of the holders thereof;

Fourth, only after indefeasible payment in full of all Obligations in respect of First Priority Indebtedness and Second Priority Indebtedness and the First Priority Indebtedness Documents and the Second Priority Indebtedness Documents have terminated, to the payment of Obligations in respect of Third Priority Indebtedness for the ratable benefit of the holders thereof; and

Fifth, after indefeasible payment in full of all Obligations in respect of First Priority Indebtedness, Second Priority Indebtedness and Third Priority Indebtedness, and the First Priority Indebtedness Documents, the Second Priority Indebtedness Documents and the Third Priority Indebtedness Documents have terminated, to the respective U.S. Pledgor of such U.S. Collateral, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds;

provided, that if such U.S. Collateral is Additional Bank Collateral, such Proceeds shall not be applied to the payment of Obligations in respect of the First Priority Capital Markets Indebtedness, Second Priority Indebtedness or Third Priority Indebtedness.

Until Proceeds are so applied, the U.S. Collateral Agent shall hold such Proceeds in its custody in accordance with its regular procedures for handling deposited funds.

For the purposes of determining ratable amounts under this Section 4, the U.S. Collateral Agent will use the Dollar Equivalent (as defined in the Credit Agreement) at the time of determination of the First Priority Indebtedness, Second Priority Indebtedness and Third Priority Indebtedness outstanding.

(b) (i) (A) Any Proceeds from any Additional Bank Collateral received by the U.S. Collateral Agent to be distributed under Section 4(a) to payment of the Obligations in respect of Bank Indebtedness shall be applied so that each U.S. Secured Party that is a Lender with respect thereto that is then secured by the Additional Bank Collateral giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Obligations and (B) any Proceeds from any U.S. Collateral (other than Additional Bank Collateral) received by the U.S. Collateral Agent to be distributed under Section 4(a) to payment of the Obligations in respect of First Priority Indebtedness shall be applied so that each U.S. Secured Party with respect thereto that is secured by the U.S. Collateral (other than Additional Bank Collateral) giving rise to such Proceeds shall receive payment of the same proportionate amount of all Obligations, (ii) any Proceeds received by the U.S. Collateral Agent to be distributed under Section 4(a) to payment of the Obligations in respect of Second Priority Indebtedness shall be applied so that each U.S. Secured Party with respect thereto that is then secured by the U.S. Collateral giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Obligations and (iii) any Proceeds received by the U.S. Collateral Agent to be distributed under Section 4(a) to payment of the Obligations in respect of Third Priority Indebtedness shall be applied so that each U.S. Secured Party with respect thereto that is then secured by the U.S. Collateral giving rise to such Proceeds shall receive payment of the same proportionate amount of all such Obligations. For purposes of determining the proportionate amounts of all Obligations in respect of First Priority Indebtedness when Proceeds are to be distributed under this Section 4, the amount of the outstanding Obligations under the First Priority Indebtedness Documents, respectively, shall be deemed to be the principal (including the face amount of outstanding letters of credit) and interest then due and payable under the First Priority Indebtedness plus any other fees, indemnities and costs then due and payable under the First Priority Indebtedness Documents (it being agreed that the amount of the outstanding Bank Related Hedging Obligations and Bank Related Cash Management Obligations of any Bank Related Hedging Exchanger or Bank Related Cash Management Exchanger shall be deemed to be the amount of Crown Holding’s or any of its subsidiaries’ obligations then due and payable (exclusive of expenses or similar liabilities but including any early termination payments then due) under the applicable Bank Related Hedging Agreements or Bank Related Cash Management Agreements). For purposes of determining the proportionate amounts of all Obligations in respect of Second Priority Indebtedness when Proceeds are to be distributed under this Section 4, the amount of the outstanding Obligations in respect of the Second Priority Indebtedness shall be deemed to be the principal and interest then due and payable under the Second Priority Indebtedness Documents, plus any other fees, indemnities and costs then due and payable under the Second Priority Indebtedness Documents. For purposes of determining the proportionate amounts of all Obligations in respect of Third Priority Indebtedness when Proceeds are to be distributed under this Section 4, the amount of the outstanding Obligations in respect of the Third Priority Indebtedness shall be deemed to be the principal and interest then due and payable under the Third Priority Indebtedness Documents, plus any other fees, indemnities and costs then due and payable under the Third Priority Indebtedness Documents.

(c) Payments by the U.S. Collateral Agent on account of Proceeds received by the U.S. Collateral Agent in respect of the Obligations under the Credit Agreement shall be made to the Bank Agents for distribution by the Bank Agents to the Lenders and other U.S. Secured Parties under the Credit Agreement in accordance with the Credit Agreement and as follows: (i) any payments in respect of Bank Related Hedging Obligations and Bank Related Cash Management Obligations shall be made as directed by the Bank Related Hedging Exchanger or Bank Related Cash Management Exchanger to which such Bank Related Hedging Obligations or Bank Related Cash Management Obligations are owed; and (ii) any payments in respect of loans or outstanding letters of credit shall be paid to the Bank Agents for the benefit of the Lenders and other U.S. Secured Parties under the Credit Agreement. All other payments on account of Proceeds received by the U.S. Collateral Agent in respect of all other Obligations in respect of First Priority Indebtedness, Second Priority Indebtedness and Third Priority Indebtedness shall be paid to the First Priority Agents, the Second Priority Agents and the Third Priority Agents, as applicable, on behalf of the holders of such indebtedness.

Section 5. Certain Provisions Regarding Second Priority Indebtedness and Third Priority Indebtedness.

(a) This Section 5 shall apply to Second Priority Indebtedness and Third Priority Indebtedness in relation to First Priority Indebtedness at any time that Obligations under First Priority Indebtedness are outstanding.

(b) In the event any Proceeds of U.S. Collateral are received by any Second Priority Agent or any holder of Second Priority Indebtedness or any Third Priority Agent or any holder of Third Priority Indebtedness other than as expressly permitted by the terms of this Agreement, such Proceeds shall be received by such person in trust for the benefit of the Bank Agents, the First Priority Agents and the holders of First Priority Indebtedness and such person shall promptly turn over such proceeds to the U.S. Collateral Agent (in the same form as received, with any necessary non-recourse endorsement), for application (in the case of cash) to, or as U.S. Collateral (in the case of non-cash property or securities) for, the payment or prepayment of First Priority Indebtedness remaining unpaid to the extent necessary to pay such First Priority Indebtedness in full in accordance with its terms. In the event any Second Priority Agent or any holder of Second Priority Indebtedness or any Third Priority Agent or any holder of Third Priority Indebtedness fails to provide any endorsement, as contemplated by the preceding sentences, the U.S. Collateral Agent, or any of its officers or employees, is hereby irrevocably authorized to make the same (which authorization, being coupled with an interest, is irrevocable).

(c) Each Second Priority Agent and each holder of Second Priority Indebtedness and each Third Priority Agent and each holder of Third Priority Indebtedness hereby waives all rights of subrogation to the claims of the Bank Agents, the First Priority Agents and holders of First Priority Indebtedness against Crown Holdings or any of its subsidiaries and waives all rights of recourse to any security for any First Priority Indebtedness, until such time as all First Priority Indebtedness shall have been indefeasibly paid in full in cash and the First Priority Indebtedness Documents and all commitments thereunder shall have terminated pursuant to the respective terms and provisions thereof; provided that if any payment to the Bank Agents, the First Priority Agents, or any holder of First Priority Indebtedness is rescinded as a result of a proceeding or otherwise, the subrogation of each Second Priority Agent and each holder of Second Priority Indebtedness and each Third Priority Agent and each holder of Third Priority Indebtedness as provided herein shall likewise be rescinded until all of the First Priority Indebtedness is indefeasibly paid in full in cash.

(d) No right of the U.S. Collateral Agent or the Bank Agents, the First Priority Agents or holder of First Priority Indebtedness to enforce the subordination of the Liens on U.S. Collateral securing all or any part of the Second Priority Indebtedness and Third Priority Indebtedness shall be impaired by any act or failure to act by Crown Holdings or any of its subsidiaries or by its failure to comply with this Agreement. Without limiting the generality of the foregoing, the rights of the U.S. Collateral Agent and the Bank Agents, the First Priority Agents and holders of First Priority Indebtedness under this Agreement shall remain in full force and effect without regard to, and shall not be impaired by: (i) any act or failure to act of Crown Holdings or any of its subsidiaries, any Bank Agent, any First Priority Agent or holder of First Priority Indebtedness, or any noncompliance by Crown Holdings or any of its subsidiaries or any U.S. Pledgor, any Bank Agent, any First Priority Agent or holder of any First Priority Indebtedness with any agreement or obligation, regardless of any knowledge thereof which the U.S. Collateral Agent, any Bank Agent or any First Priority Agent or holder of any First Priority Indebtedness may have or with which the U.S. Collateral Agent, any Bank Agent or any First Priority Agent or holder of any First Priority Indebtedness may be charged, (ii) the validity or enforceability of any of any First Priority Indebtedness Documents or of the Lien created by the U.S. Security Documents or the avoidance of any First Priority Indebtedness or such Lien under the Bankruptcy Code or other applicable law (and all of the provisions of this Agreement shall be applied as though there were no such invalidity or avoidance), (iii) any extension or indulgence in respect of any payment or prepayment of any First Priority Indebtedness or any part thereof or in respect of any other amount payable to the U.S. Collateral Agent, any Bank Agent or any First Priority Agent or holder of any First Priority Indebtedness, (iv) any amendment, modification or waiver of any of the terms of any First Priority Indebtedness Documents or the Second Priority Indebtedness Documents or the Third Priority Indebtedness Documents, (v) any exercise, delayed exercise or non-exercise by the U.S. Collateral Agent, any Bank Agent or any First Priority Agent or holder of First Priority Indebtedness of any right, power, privilege or remedy under or in respect of any First Priority Indebtedness, the U.S. Collateral or this Agreement, (vi) any other action of the U.S. Collateral Agent, any Bank Agent or any First Priority Agent or holder of any First Priority Indebtedness permitted under any First Priority Indebtedness Documents or this Agreement or (vii) the absence of any notice to, or knowledge by, any Second Priority Agent or holder of any Second Priority Indebtedness or any Third Priority Agent or any holder of any Third Priority Indebtedness of the existence, creation or non-payment of all or any part of any First Priority Indebtedness, or the occurrence of any of the matters or events set forth in the foregoing clauses (i) through (vii), except as such notice shall be specifically required pursuant to the terms thereof.

(e) All of the First Priority Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement and each Second Priority Agent and each holder of Second Priority Indebtedness and each Third Priority Agent and holder of Third Priority Indebtedness expressly waives (i) notice of acceptance by the U.S. Collateral Agent or the Bank Agents, the First Priority Agents or holder of any First Priority Indebtedness of this Agreement, (ii) notice of the existence or creation or non-payment of all or any part of the First Priority Indebtedness, (iii) all diligence in collection or protection of or realization upon all or any part of any First Priority Indebtedness or any security therefor and any requirement that the U.S. Collateral Agent or the Bank Agents, the First Priority Agents or holder of any First Priority Indebtedness protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against Crown Holdings or any of its subsidiaries or any other Person or any such property, and (iv) promptness, diligence, notice of acceptance and any other notice with respect to any of the First Priority Indebtedness.

(f) Each Second Priority Agent and holder of Second Priority Indebtedness and each Third Priority Agent and holder of Third Priority Indebtedness agrees and consents that the Bank Agents, the First Priority Agents and each holder of First Priority Indebtedness may, at any time and from time to time, in their sole discretion, without the consent of or notice to the Second Priority Agent or the holders of Second Priority Indebtedness or any Third Priority Agent or any holder of Third Priority Indebtedness (except to the extent such notice is specifically required pursuant to the provisions of this Agreement), without incurring responsibility to any Second Priority Agent or holder of Second Priority Indebtedness or any Third Priority Agent or any holder of Third Priority Indebtedness, and without impairing or releasing the subordination provided for herein or the obligations of any Second Priority Agent or holder of Second Priority Indebtedness or any Third Priority Agent or holder of Third Priority Indebtedness to the Bank Agents, the First Priority Agents or holder of First Priority Indebtedness hereunder, amend, restate, supplement or otherwise modify the First Priority Indebtedness Documents in any way whatsoever, including, without limitation, the following: (i) shorten the final maturity of all or any part of the First Priority Indebtedness, (ii) modify the amortization of the principal amount of all or any part of the First Priority Indebtedness, (iii) increase the principal amount of the First Priority Indebtedness, or otherwise provide for additional advances, (iv) raise the standard or default per annum interest rates applicable to all or any part of the First Priority Indebtedness, (v) impose any additional fees or penalties upon Crown Holdings or any of its subsidiaries or increase the amount of or rate for any fees or penalties provided for in the First Priority Indebtedness Documents, (vi) retain or obtain a Lien on any property to secure any of the First Priority Indebtedness, (vii) enter into new First Priority Indebtedness Documents with Crown Holdings or any of its subsidiaries, (viii) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the First Priority Indebtedness or otherwise amend, restate, supplement or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the First Priority Indebtedness or any of the First Priority Indebtedness Documents, (ix) retain or obtain the primary or secondary obligation of any other Person with respect to any of the First Priority Indebtedness, (x) release any person liable in any manner under or in respect of First Priority Indebtedness or release or compromise any obligation of any nature of any person with respect to any of the First Priority Indebtedness, (xi) sell, exchange, not perfect or otherwise deal with any property at any time pledged, assigned or mortgaged to secure or otherwise securing, all or any part of the First Priority Indebtedness, (xii) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any First Priority Indebtedness, or release, compromise, alter or exchange any obligations of any nature of any Person with respect to any such property, (xiii) amend, or grant any waiver or release with respect to, or consent to any departure from, any guaranty for all or any of the First Priority Indebtedness, (xiv) exercise or refrain from exercising any rights or remedies against and release from obligations of any type, Crown Holdings or any of its subsidiaries or any other person, (xv) apply any sums from time to time received to the First Priority Indebtedness in such manner such as such person shall determine and (xvi) otherwise manage and supervise the First Priority Indebtedness in accordance with such person’s usual practices, modified from time to time as such person deems appropriate under the circumstances.

Section 6. Certain Provisions Regarding Third Priority Indebtedness.

(a) This Section shall apply to Third Priority Indebtedness in relation to Second Priority Indebtedness at any time that Obligations under Second Priority Indebtedness are outstanding while all Obligations under First Priority Indebtedness have been indefeasibly repaid in full and all First Priority Indebtedness Documents have been terminated and the letters of credit under the Credit Agreement have been cancelled.

(b) In the event any Proceeds of U.S. Collateral are received by any Third Priority Agent or any holder of Third Priority Indebtedness other than as expressly permitted by the terms of this Agreement, such Proceeds shall be received by such person in trust for the benefit of the Second Priority Agents and the holders of Second Priority Indebtedness and such person shall promptly turn over such proceeds to the U.S. Collateral Agent (in the same form as received, with any necessary non-recourse endorsement), for application (in the case of cash) to, or as U.S. Collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Second Priority Indebtedness remaining unpaid to the extent necessary to pay such Second Priority Indebtedness in full in accordance with its terms. In the event any Third Priority Agent or any holder of Third Priority Indebtedness fails to provide any endorsement, as contemplated by the preceding sentences, the U.S. Collateral Agent, or any of its officers or employees, is hereby irrevocably authorized to make the same (which authorization, being coupled with an interest, is irrevocable).

(c) Each Third Priority Agent and each holder of Third Priority Indebtedness hereby waives all rights of subrogation to the claims of the Second Priority Agents and holders of Second Priority Indebtedness against Crown Holdings or any of its subsidiaries, and waives all rights of recourse to any security for any Second Priority Indebtedness, until such time as all Second Priority Indebtedness shall have been indefeasibly paid in full in cash and the Second Priority Indebtedness Documents shall have terminated pursuant to the respective terms and provisions thereof; provided that if any payment to the Second Priority Agents or any holder of Second Priority Indebtedness is rescinded as a result of a proceeding or otherwise, the subrogation of each Third Priority Agent and each holder of Third Priority Indebtedness as provided herein shall likewise be rescinded until all of the Second Priority Indebtedness is indefeasibly paid in full in cash.

(d) No right of the U.S. Collateral Agent or any Second Priority Agent or holder of Second Priority Indebtedness to enforce the subordination of the Liens on U.S. Col-

lateral securing all or any part of the Third Priority Indebtedness shall be impaired by any act or failure to act by Crown Holdings or any of its subsidiaries or by its failure to comply with this Agreement. Without limiting the generality of the foregoing, the rights of the U.S. Collateral Agent and the Second Priority Agents and holders of Second Priority Indebtedness under this Agreement shall remain in full force and effect without regard to, and shall not be impaired by: (i) any act or failure to act of Crown Holdings or any of its subsidiaries or any U.S. Pledgor, Second Priority Agent or holder of Second Priority Indebtedness, or any noncompliance by Crown Holdings or any of its subsidiaries or any U.S. Pledgor, Second Priority Agent or holder of any Second Priority Indebtedness with any agreement or obligation, regardless of any knowledge thereof which the U.S. Collateral Agent or Second Priority Agent or holder of any Second Priority Indebtedness may have or with which the U.S. Collateral Agent or any Second Priority Agent or holder of any Second Priority Indebtedness may be charged, (ii) the validity or enforceability of any of the Second Priority Indebtedness Documents or of the Lien created by the U.S. Security Documents or the avoidance of Second Priority Indebtedness or such Lien under the Bankruptcy Code or other applicable law (and all of the provisions of this Agreement shall be applied as though there were no such invalidity or avoidance), (iii) any extension or indulgence in respect of any payment or prepayment of the Second Priority Indebtedness or any part thereof or in respect of any other amount payable to the U.S. Collateral Agent or any Second Priority Agent or holder of any Second Priority Indebtedness, (iv) any amendment, modification or waiver of any of the terms of the Second Priority Indebtedness Documents or the Third Priority Indebtedness Documents, (v) any exercise, delayed exercise or non-exercise by the U.S. Collateral Agent or any Second Priority Agent or holder of any Second Priority Indebtedness of any right, power, privilege or remedy under or in respect of any Second Priority Indebtedness, the U.S. Collateral or this Agreement, (vi) any other action of the U.S. Collateral Agent or any Second Priority Agent or holder of any Second Priority Indebtedness permitted under the Second Priority Indebtedness Documents or this Agreement or (vii) the absence of any notice to, or knowledge by, any Third Priority Agent or holder of any Third Priority Indebtedness of the existence, creation or non-payment of all or any part of the Second Priority Indebtedness, or the occurrence of any of the matters or events set forth in the foregoing clauses (i) through (vii), except as such notice shall be specifically required pursuant to the terms thereof.

(e) All of the Second Priority Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement and each Third Priority Agent and each holder of any Third Priority Indebtedness expressly waives (i) notice of acceptance by the U.S. Collateral Agent or any Second Priority Agent or holder of any Second Priority Indebtedness of this Agreement, (ii) notice of the existence or creation or non-payment of all or any part of Second Priority Indebtedness, (iii) all diligence in collection or protection of or realization upon all or any part of the Second Priority Indebtedness or any security therefor and any requirement that the U.S. Collateral Agent or any Second Priority Agent or holder of any Second Priority Indebtedness protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against Crown Holdings or any of its subsidiaries or any other Person or any such property, and (iv) promptness, diligence, notice of acceptance and any other notice with respect to any of the Second Priority Indebtedness.

(f) Each Third Priority Agent and holder of any Third Priority Indebtedness agrees and consents that each Second Priority Agent and each holder of any Second Priority Indebtedness may, at any time and from time to time, in their sole discretion, without the consent of or notice to any Third Priority Agent or holders of any Third Priority Indebtedness (except to the extent such notice is specifically required pursuant to the provisions of this Agreement), without incurring responsibility to any Third Priority Agent or any holder of any Third Priority Indebtedness, and without impairing or releasing the subordination provided for herein or the obligations of any Third Priority Agent or holder of any Third Priority Indebtedness to any Second Priority Agent or holder of any Second Priority Indebtedness hereunder, amend, restate, supplement or otherwise modify the Second Priority Indebtedness Documents in any way whatsoever, including, without limitation, the following: (i) shorten the final maturity of all or any part of the Second Priority Indebtedness, (ii) modify the amortization of the principal amount of all or any part of the Second Priority Indebtedness, (iii) increase the principal amount of the Second Priority Indebtedness, or otherwise provide for additional advances, (iv) raise the standard or default per annum interest rates applicable to all or any part of the Second Priority Indebtedness, (v) impose any additional fees or penalties upon Crown Holdings or any of its subsidiaries or increase the amount of or rate for any fees or penalties provided for in the Second Priority Indebtedness Documents, (vi) retain or obtain a Lien on any property to secure any of the Second Priority Indebtedness, (vii) enter into new Second Priority Indebtedness Documents with Crown Holdings or any of its subsidiaries or any U.S. Pledgor or any of its direct or indirect subsidiaries, (viii) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Second Priority Indebtedness or otherwise amend, restate, supplement or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Second Priority Indebtedness or any of the Second Priority Indebtedness Documents, (ix) retain or obtain the primary or secondary obligation of any other person with respect to any of the Second Priority Indebtedness, (x) release any person liable in any manner under or in respect of Second Priority Indebtedness or release or compromise any obligation of any nature of any person with respect to any of the Second Priority Indebtedness, (xi) sell, exchange, not perfect or otherwise deal with any property at any time pledged, assigned or mortgaged to secure or otherwise securing, all or any part of the Second Priority Indebtedness, (xii) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any Second Priority Indebtedness, or release, compromise, alter or exchange any obligations of any nature of any person with respect to any such property, (xiii) amend, or grant any waiver or release with respect to, or consent to any departure from, any guaranty for all or any of the Second Priority Indebtedness, (xiv) exercise or refrain from exercising any rights or remedies against and release from obligations of any type, Crown Holdings or any of its subsidiaries or any U.S. Pledgor or any other person, (xv) apply any sums from time to time received to the Second Priority Indebtedness in such manner such as such person shall detemine and (xvi) otherwise manage and supervise the Second Priority Indebtedness in accordance with such person’s usual practices, modified from time to time as such person deems appropriate under the circumstances.

Section 7. Information.

In the event the U.S. Collateral Agent proceeds to foreclose upon, collect, sell or otherwise dispose of or take any other action with respect to the U.S. Collateral, or any portion thereof, or to enforce any U.S. Security Document, or proposes to take any other action pursuant to this Agreement or requests instructions from the U.S. Secured Parties as provided herein, upon the request of the U.S. Collateral Agent, each of the following U.S. Secured Parties agrees to provide promptly to the U.S. Collateral Agent the following information:

(a) The Bank Agents on behalf of the Lenders (and any Lender of Additional First Priority Bank Indebtedness) and agents under the Credit Agreement, by executing this Agreement, agree to promptly from time to time notify the U.S. Collateral Agent of (i) the aggregate amount of principal of and interest on the Obligations and any fees or other amounts owing under the Credit Agreement and the amount of outstanding letters of credit under the Credit Agreement as at such date and the amount, if any, then due and payable under the Credit Agreement as the U.S. Collateral Agent may specify, (ii) the current commitment of each Lender under the Credit Agreement, and (iii) any payment received by the Bank Agents to be applied to the principal of or interest on the amounts due under the Credit Agreement or any fees or other amounts owing under the Credit Agreement. The Bank Agents shall certify as to such amounts and the U.S. Collateral Agent shall be entitled to rely conclusively upon such certification.

(b) Each Bank Related Hedging Exchanger party to a Bank Related Hedging Agreement benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the U.S. Collateral Agent of (i) the notional amount under such Bank Related Hedging Agreement and the amount payable by Crown Holdings or any of its subsidiaries upon early termination of such Bank Related Hedging Agreement at the date of termination as fixed by such Bank Related Hedging Agreement and (ii) any payment received by such Bank Related Hedging Exchanger to be applied to amounts due upon early termination of such Bank Related Hedging Agreement. Such Bank Related Hedging Exchanger shall certify as to such amounts and the U.S. Collateral Agent shall be entitled to rely conclusively upon such certification.

(c) Each Bank Related Cash Management Exchanger party to a Bank Related Cash Management Agreement benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the U.S. Collateral Agent of (i) the notional amount under such Bank Related Cash Manage-

ment Agreement and the amount payable by Crown Holdings or any of its subsidiaries upon early termination of such Bank Related Cash Management Agreement at the date of termination as fixed by such Bank Related Cash Management Agreement and (ii) any payment received by such Bank Related Cash Management Exchanger to be applied to amounts due upon early termination of such Bank Related Cash Management Agreement. Such Bank Related Cash Management Exchanger shall certify as to such amounts and the U.S. Collateral Agent shall be entitled to rely conclusively upon such certification.

(d) Upon written request from the U.S. Collateral Agent, the First Priority Notes Trustee, by executing this Agreement, agrees to promptly notify the U.S. Collateral Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing with respect to the First Priority Notes under the First Priority Notes Documents and the amount, if any, then due and payable under such First Priority Notes and the First Priority Notes Documents, as at such date as the U.S. Collateral Agent may specify and (ii) any payment received by such First Priority Notes Trustee to be applied to the principal of or interest on the amounts due with respect to the First Priority Notes and the First Priority Notes Documents. The First Priority Notes Trustee shall certify as to such amounts and the U.S. Collateral Agent shall be entitled to rely conclusively upon such certification.

(e) Upon written request from the U.S. Collateral Agent, the Second Priority Notes Trustee, by executing this Agreement, agrees to promptly notify the U.S. Collateral Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing with respect to the Second Priority Notes under the Second Priority Notes Documents and the amount, if any, then due and payable under such Second Priority Notes and Second Priority Notes Documents, as at such date as the U.S. Collateral Agent may specify and (ii) any payment received by such Second Priority Notes Trustee to be applied to the principal of or interest on the amounts due with respect to the Second Priority Notes and Second Priority Notes Documents. The Second Priority Notes Trustee shall certify as to such amounts and the U.S. Collateral Agent shall be entitled to rely conclusively upon such certification.

(f) Upon written request from the U.S. Collateral Agent, the Third Priority Notes Trustee, by executing this Agreement, agrees to promptly notify the U.S. Collateral Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing with respect to the Third Priority Notes under the Third Priority Notes Documents and the amount, if any, then due and payable under such Third Priority Notes and Third Priority Notes Documents, as at such date as the U.S. Collateral Agent may specify and (ii) any payment received by such Third Priority Notes Trustee to be applied to the principal of or interest on the amounts due with respect to the Third Priority Notes and Third Priority Notes Documents. The Third Priority Notes Trustee shall certify as to such amounts and the U.S. Collateral Agent shall be entitled to rely conclusively upon such certification.

(g) Each Additional First Priority Capital Markets Indebtedness Representative with respect to the Additional First Priority Capital Markets Indebtedness benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the U.S. Collateral Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing under the applicable Additional First Priority Capital Markets Indebtedness Documents and the amount, if any, then due and payable under such Additional First Priority Capital Markets Indebtedness Documents, as at such date as the U.S. Collateral Agent may specify, and (ii) any payment received by such Additional First Priority Capital Markets Indebtedness Representative to be applied to the principal of or interest on the amounts due with respect to such Additional First Priority Capital Markets Indebtedness and such Additional First Priority Capital Markets Indebtedness Documents. The Additional First Priority Capital Markets Indebtedness Representative shall certify as to such amounts and the U.S. Collateral Agent shall be entitled to rely conclusively upon such certification.

(h) Each Additional Second Priority Indebtedness Representative with respect to the Additional Second Priority Indebtedness benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the U.S. Collateral Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing under the applicable Additional Second Priority Indebtedness Documents and the amount, if any, then due and payable under such Additional Second Priority Indebtedness, as at such date as the U.S. Collateral Agent may specify and (ii) any payment received by such Additional Second Priority Indebtedness Representative to be applied to the principal of or interest on the amounts due with respect to such Additional Second Priority Indebtedness and such Additional Second Priority Indebtedness Documents. The Additional Second Priority Indebtedness Representative shall certify as to such amounts and the U.S. Collateral Agent shall be entitled to rely conclusively upon such certification.

(i) Each Additional Third Priority Indebtedness Representative with respect to Additional Third Priority Indebtedness benefited by this Agreement, by signing an acknowledgment to this Agreement, agrees to promptly from time to time notify the U.S. Collateral Agent of (i) the aggregate amount of principal and interest outstanding and other amounts owing under the applicable Additional Third Priority Indebtedness Documents and the amount, if any, then due and payable under such Additional Third Priority Indebtedness Documents, as at such date as the U.S. Collateral Agent may specify and (ii) any payment received by such Additional Third Priority Indebtedness Representative to be applied to the principal of or interest on the amounts due with respect to such Additional Third Priority Indebtedness and such Additional Third Priority Indebtedness Documents. The Additional Third Priority Indebtedness Representative shall certify as to such amounts and the U.S. Collateral Agent shall be entitled to rely conclusively upon such certification.

Section 8.	Bank Related Hedging Agreements; Bank Related Cash Management Agreements; Additional First Priority Capital Markets Indebtedness Documents; Additional Second Priority Indebtedness Documents; Additional Third Priority Indebtedness Documents.

(a) Each Bank Related Hedging Exchanger and Bank Related Cash Management Exchanger may cause Bank Related Hedging Obligations and Bank Related Cash Management Obligations to be secured by the U.S. Security Documents by executing an acknowledgment in the form of Annexes 2 and 3 hereto, and by delivering such executed acknowledgment to the U.S. Collateral Agent, by which such Bank Related Hedging Exchanger or Bank Related Cash Management Exchanger agrees to be bound by the terms of this Agreement.

(b) Each Additional First Priority Capital Markets Indebtedness Representative, on behalf of itself and all holders of obligations under Additional First Priority Capital Markets Indebtedness, may cause such Additional First Priority Capital Markets Indebtedness to be secured by the U.S. Security Documents by causing their Additional First Priority Capital Markets Indebtedness Representative to execute an acknowledgment in the form of Annex 3 hereto, and by delivering such executed acknowledgment to the U.S. Collateral Agent, by which such Additional First Priority Capital Markets Indebtedness Representative agrees, on behalf of itself and all holders of such Additional First Priority Capital Markets Indebtedness, to be bound by the terms of this Agreement.

(c) Each Additional Second Priority Indebtedness Representative, on behalf of itself and all holders of such Additional Second Priority Indebtedness, may cause such Additional Second Priority Indebtedness to be secured by the U.S. Security Documents by causing their Additional Second Priority Indebtedness Representative to execute an acknowledgment in the form of Annex 4 hereto, and by delivering such executed acknowledgment to the U.S. Collateral Agent, by which such Additional Second Priority Indebtedness Representative agrees, on behalf of itself and all holders of such Additional Second Priority Indebtedness, to be bound by the terms of this Agreement.

(d) Each Additional Third Priority Indebtedness Representative, on behalf of itself and all holders of such Additional Third Priority Indebtedness, may cause such Additional Third Priority Indebtedness to be secured by the U.S. Security Documents by causing their Additional Third Priority Indebtedness Representative to execute an acknowledgment in the form of Annex 5 hereto, and by delivering such executed acknowledgment to the U.S. Collateral Agent, by which such Additional Third Priority Indebtedness Representative agrees, on behalf of itself and all holders of such Additional Third Priority Indebtedness, to be bound by the terms of this Agreement.

Section 9.	Disclaimers, Indemnity, Etc.

(a) By becoming a party to this Agreement, each U.S. Secured Party acknowledges that the U.S. Collateral Agent shall not be the trustee of any U.S. Secured Party. The U.S. Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the U.S. Security Documents, and the U.S. Collateral Agent shall not by reason of this Agreement or the U.S. Security Documents be a trustee for any U.S. Secured Party or have any other fiduciary obligation to any U.S. Secured Party (including any obligation under the Trust Indenture Act of 1939, as amended). The U.S. Collateral Agent shall not be responsible to any U.S. Secured Party for any recitals, statements, representations or warranties contained in this Agreement or any Financing Document or in any certificate or other document referred to or provided for in, or received by any of them under, any of the Financing Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Financing Documents or any other document referred to or provided for therein or any Lien under the U.S. Security Documents or the perfection or priority of any such Lien or for any failure by any other party to perform any of its respective obligations under any of the Financing Documents. The U.S. Collateral Agent may employ agents and sub-collateral agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the U.S. Collateral Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for actions that are finally judicially determined to have resulted from its or their own gross negligence or willful misconduct.

(b) The U.S. Collateral Agent shall be entitled to request and rely upon any certification, notice or other communication (including any thereof by telex, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel (including counsel to the Obligors or any of their subsidiaries), independent accountants and other experts selected by the U.S. Collateral Agent and shall in all cases be fully protected in acting or refraining from so acting upon. Without limiting any rights of the U.S. Collateral Agent hereunder, the U.S. Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Requisite Obligees, and such instructions of Requisite Obligees, and any action taken or failure to act pursuant thereto, shall be binding on all of the U.S. Secured Parties.

(c) Each of Crown Holdings, CCSC, Crown International, Crown Usco, Crown Euroco and each U.S. Pledgor (collectively, the “Indemnifying Parties”) agrees, jointly and severally, to indemnify the U.S. Collateral Agent for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the U.S. Collateral Agent in any way relating to or arising out of any of this Agreement, the U.S. Security Documents, the Financing Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of the terms of any thereof; provided, however, that no such Indemnifying Party shall be liable for any of the foregoing to the extent they are finally judicially determined to have resulted from the gross negligence or willful misconduct of the U.S. Collateral Agent.

(d) Except for action expressly required of the U.S. Collateral Agent hereunder, the U.S. Collateral Agent shall, notwithstanding anything to the contrary in Section 9(c) hereof, in all cases be fully justified in failing or refusing to act hereunder or under the U.S. Security Documents unless it shall be further indemnified to its satisfaction by the U.S. Secured Parties (or the lenders or holders represented thereby) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

(e) Except as expressly provided herein and in the U.S. Security Documents, the U.S. Collateral Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the U.S. Collateral. The U.S. Collateral Agent shall incur no liability to any U.S. Secured Party as a result of any sale of any U.S. Collateral at any private sale.

(f) (i) The U.S. Collateral Agent may resign at any time by giving at least 5 days’ notice thereof to the U.S. Secured Parties (such resignation to take effect as hereinafter provided) and the U.S. Collateral Agent may be removed as U.S. Collateral Agent at any time by Requisite Obligees. In the event of such resignation or removal of the U.S. Collateral Agent, Requisite Obligees shall thereupon have the right to appoint a successor U.S. Collateral Agent. If no successor U.S. Collateral Agent shall have been so appointed by Requisite Obligees and shall have accepted such appointment within 30 days after the notice of the intent of the U.S. Collateral Agent to resign, then the retiring U.S. Collateral Agent may, on behalf of the other U.S. Secured Parties, appoint a successor U.S. Collateral Agent. Any successor U.S. Collateral Agent appointed pursuant to this clause (f)(i) shall be a commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of at least $500,000,000.

(ii) Upon the acceptance of any appointment as U.S. Collateral Agent hereunder by a successor U.S. Collateral Agent, such successor U.S. Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed U.S. Collateral Agent, and the retiring or removed U.S. Collateral Agent shall thereupon be discharged from its duties and obligations hereunder and under the

Global Participation Agreement and the U.S. Security Documents. After any retiring or removed U.S. Collateral Agent’s resignation or removal hereunder as U.S. Collateral Agent, the provisions of this Section 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the U.S. Collateral Agent.

(iii) In no event shall the U.S. Collateral Agent or any U.S. Secured Party be liable or responsible for any funds or investments of funds held by any U.S. Pledgor or any affiliates thereof.

(g) Each of the U.S. Secured Parties understands and acknowledges that the U.S. Collateral Agent and its Affiliates may also hold indebtedness of Crown Holdings or any of its subsidiaries, be an agent under any of the Financing Documents and act in other financial advisory or underwriting capacities on behalf of Crown Holdings or any of its subsidiaries, and waives any actual or potential conflict of interest resulting therefrom.

Section 10.	Miscellaneous.

(a) All notices and other communications provided for herein shall be in writing and may be personally served, telecopied, e-mailed or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or e-mail or four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 10(a)) shall be as set forth under each party’s name on the signature pages (including acknowledgments) hereof.

(b) This Agreement may be modified or waived only by an instrument or instruments in writing signed by the U.S. Collateral Agent with the written consent of Requisite Obligees, except that any modification or waiver (i) adversely affecting a U.S. Secured Party’s rights under Section 3(f)(i) or Section 4 hereof or (ii) that by its terms has a disproportionate (i.e., not ratable) adverse effect on any Secured Party (or opposed to all Secured Parties) shall, in each case, require the written consent of the agent or representative representing such U.S. Secured Party; provided, however, that, notwithstanding the foregoing, the written consent of the U.S. Secured Parties shall not be required with respect to amendments, modifications or waivers necessary to permit the incurrence of additional indebtedness secured by the U.S. Collateral and entitled to the benefits of the U.S. Security Documents insofar as the foregoing is not prohibited by the Financing Documents benefiting such U.S. Secured Party, including for the purposes of providing any successor or replacement credit agreement or bank facility to the Credit Agreement and for the administrative agent of such successor or replacement credit agreement or bank facility becoming a party to this Agreement, as Bank Agent(s), and including without limitation any amendments, modifications or waivers for the purpose of adding appropriate references to additional parties in, and according such parties the benefits of, any of the provisions hereof in connection with the incurrence of such indebt-

edness; provided, further, that any modification or waiver to this Agreement that directly and adversely affects Crown Holdings or any of its subsidiaries shall require the written consent of Crown Holdings.

(c) This Agreement shall be binding upon and inure to the benefit of the U.S. Collateral Agent, each U.S. Secured Party and their respective successors and assigns.

(d) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

(e) This Agreement (as amended and restated as of the date hereof) shall become effective as to the Bank Agents, the First Priority Notes Trustee, the Second Priority Notes Trustee, the Third Priority Notes Trustee and the U.S. Collateral Agent upon the execution of this Agreement by each of the Bank Agents, the First Priority Notes Trustee and the U.S. Collateral Agent and the delivery of each such Person’s counterparts to the U.S. Collateral Agent.

(f) If any U.S. Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, Crown Holdings and its subsidiaries agree that they shall not raise such violation as a defense to the enforcement by any other U.S. Secured Party under the Financing Documents.

(g) Each of the parties hereto authorizes the U.S. Collateral Agent to execute and file on its behalf all such further documents and instruments, and authorizes the U.S. Collateral Agent to perform such other acts, as may be reasonably necessary or advisable to effectuate the purposes of this Agreement.

(h) If any provision of this Agreement shall be inconsistent with, or contrary to, any provisions in any Financing Document or any other instrument delivered in connection with the transactions contemplated thereby, the applicable provision in this Agreement shall be controlling and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement. Each U.S. Secured Party acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provisions of its respective Financing Document.

(i) Each of the U.S. Secured Parties (other than the Bank Agents and Lenders with regard to the Credit Documents and any Bank Related Hedging Exchanger and any Bank Related Cash Management Exchanger) shall use its best efforts to notify the other of any amendment, modification or waiver to any of its Financing Documents, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party. Each of the U.S. Secured Parties (other than the Bank Agents and Lenders with regard to the Credit Documents and any Bank Related

Hedging Exchanger and any Bank Related Cash Management Exchanger) shall, upon request of the other or others, provide copies of all such modifications, amendments and waivers and copies of all other documentation relevant to the U.S. Collateral.

(j) Each of the parties represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such party to this Agreement has been duly authorized by all necessary action, corporate or otherwise, does not violate any provision of law, governmental regulation, or any agreement or instrument by which such party is bound, and requires no governmental or other consent that has not been obtained and is not in full force and effect.

(k) Crown Holdings, Crown International, Crown Usco, Crown Euroco, CCSC and the U.S. Pledgors shall pay to the U.S. Collateral Agent upon demand the amount of any and all reasonable expenses of the U.S. Secured Parties and the U.S. Collateral Agent, including, without limitation, the reasonable fees and expenses of counsel for the U.S. Secured Parties and U.S. Collateral Agent incurred from time to time in connection with the exercise or enforcement of any of their respective rights, interests or remedies under and pursuant to the U.S. Security Documents and this Agreement, and for the avoidance of doubt, in each case including such rights, interests and remedies under and pursuant to this Agreement. All such amounts shall constitute part of the Obligations under such U.S. Security Documents.

(l) The U.S. Collateral Agent may demand specific performance of this Agreement. Each of the U.S. Secured Parties hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the U.S. Collateral Agent.

(m) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(m).

(n) Anything contained in this Agreement to the contrary notwithstanding, each U.S. Secured Party shall no longer be a party from and after such time as all of the Obligations owing to such U.S. Secured Party and secured by any of the U.S. Security Documents, or the instruments representing the same, shall have ceased to be outstanding by virtue of the indefeasible payment in full in cash thereof or the cancellation thereof or delivery for cancellation thereof in accordance with their terms.

(o) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that a party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(p) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court referred to in paragraph (o) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(q) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10(a). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WELLS FARGO BANK, N.A.,
as First Priority Notes Trustee

By:	/S/ Jeffery Rose
Title:	Corporate Trust Officer

Notice Address:

Wells Fargo Bank, N.A.
Corporate Trust Services
Sixth Street & Marquette Avenue
Minneapolis, MN 55479
Attn: Jeffery Rose
Telephone: (612) 667-0337
Facsimile: (612) 667-9825

Crown Americas, Inc.

U.S. Intercreditor Agreement

September 2004

CITICORP NORTH AMERICA, INC.,
as Administrative Agent

By:	/s/ Myles Kassin
Title:	Vice President

Notice Address:

388 Greenwich Street
New York, NY 10013
Attention: Arnold Wong
Telephone: (212) 723-6733
Facsimile: (212) 723-8540

With a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005
Attention: Adam Dworkin, Esq.
Telephone: (212) 701-3000
Facsimile: (212) 269-5420

CITIBANK INTERNATIONAL PLC,
as U.K. Agent

By:	/s/ Ian Hayton
Title: Assistant Vice President

Notice Address:

Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
Attention: Paul Gibbs
Facsimile: +44 207 500-4482

With a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005
Attention: Adam Dworkin, Esq.
Telephone: (212) 701-3000
Facsimile: (212) 269-5420

CITICORP NORTH AMERICA, INC., as U.S. Collateral Agent

By:	/s/ Myles Kassin
Title: Vice President

Notice Address:

388 Greenwich Street
New York, NY 10013
Attention: Arnold Wong
Telephone: (212) 723-6733
Facsimile: (212) 723-8540

With a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005
Attention: Adam Dworkin, Esq.
Telephone: (212) 701-3000
Facsimile: (212) 269-5420

Crown Americas, Inc.

U.S. Intercreditor Agreement

September 2004

CROWN HOLDINGS, INC.

By:	/s/ Alan W. Rutherford
Name:	Alan W. Rutherford
Title:	Executive Vice President &
Chief Financial Officer

CROWN INTERNATIONAL HOLDINGS, INC.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President & Treasurer

CROWN AMERICAS, INC.

By:	/s/ Michael B. Burns
Name:	Michael B. Burns
Title:	Vice President & Treasurer

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ Alan W. Rutherford
Name:	Alan W. Rutherford
Title:	Executive Vice President &
Chief Financial Officer

Crown Americas, Inc.

U.S. Intercreditor Agreement

September 2004

CENTRAL STATES CAN CO. OF PUERTO RICO, INC.

CROWN BEVERAGE PACKAGING, INC.

CROWN CONSULTANTS, INC.

CROWN CORK & SEAL COMPANY (DE), LLC

CROWN CORK & SEAL USA, INC.

CROWN PACKAGING TECHNOLOGY, INC.

CROWN BEVERAGE PACKAGING PUERTO RICO, INC.

CROWN FINANCIAL CORPORATION

CROWN FINANCIAL MANAGEMENT, INC.

CROWN HOLDINGS (PA), LLC

CROWN NEW DELAWARE HOLDINGS, INC.

FOREIGN MANUFACTURERS FINANCE CORPORATION

NWR, INC.

CROWN RISDON USA, INC.

CROWN ZELLER USA, INC.

By:	/S/ MICHAEL B. BURNS
Name:	Michael B. Burns
Title:	Authorized Officer

Crown Americas, Inc.

U.S. Intercreditor Agreement

September 2004

CROWN CORK & SEAL COMPANY (PA), INC.

By:	/S/ ALAN W. RUTHERFORD
Name:	Alan W. Rutherford
Title:	President

Crown Americas, Inc.

U.S. Intercreditor Agreement

September 2004

Annex 1

The undersigned, by its execution of this Agreement on [                        ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as a Bank Related Hedging Exchanger, by the foregoing provisions of this Agreement, as of [                ] as if it were an original party hereto. In addition, a copy of the applicable Hedging Agreement dated as of [                    ] is attached to this signature page.

[BANK RELATED HEDGING
EXCHANGER]

By:
Title:

Notice Address:

Annex 2

The undersigned, by its execution of this Agreement on [                        ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as a Bank Related Cash Management Exchanger, by the foregoing provisions of this Agreement, as of [                ] as if it were an original party hereto. In addition, a copy of the applicable Bank Related Cash Management Agreement dated as of [                    ] is attached to this signature page.

[BANK RELATED CASH MANAGEMENT EXCHANGER]

By:
Title:

Notice Address:

Annex 3

The undersigned, by its execution of this Agreement on [                        ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as an Additional First Priority Capital Markets Indebtedness Representative, by the foregoing provisions of this Agreement, as of [                ] as if it were an original party hereto. In addition, a copy of the applicable Additional First Priority Capital Markets Indebtedness Documents dated as of [                    ] is attached to this signature page.

[ADDITIONAL FIRST PRIORITY INDEBTEDNESS CAPITAL MARKETS REPRESENTATIVE]

By:
Title:

Notice Address:

Annex 4

The undersigned, by its execution of this Agreement on [                        ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as an Additional Second Priority Indebtedness Representative, by the foregoing provisions of this Agreement as of [                ] as if it were an original party hereto. In addition, an executed copy of the Additional Second Priority Indebtedness Documents dated as of [                ] is attached to this signature page.

[ADDITIONAL SECOND PRIORITY INDEBTEDNESS REPRESENTATIVE]

By:
Title:

Notice Address:

Annex 5

The undersigned, by its execution of this Agreement on [                        ] in the space provided below, HEREBY ACKNOWLEDGES AND AGREES to be bound, as an Additional Third Priority Indebtedness Representative, by the foregoing provisions of this Agreement as of [                ] as if it were an original party hereto. In addition, an executed copy of the Additional Third Priority Indebtedness Documents dated as of [                ] is attached to this signature page.

[ADDITIONAL THIRD PRIORITY INDEBTEDNESS REPRESENTATIVE]

By:
Title:

Notice Address:

Exhibit A

Form of Amended and Restated

U.S. Shared Pledge Agreement

Exhibit B

Form of U.S. Bank Pledge Agreement

Exhibit C

Form of Amended and Restated

U.S. Security Agreement